WOLTERS KLUWER nv
                                     Box 818
                        1000 AV Amsterdam THE NETHERLANDS

                                                              September 29, 1998

Ovid Technologies, Inc.
333 Seventh Avenue
New York, New York  10001

     In connection with and pursuant to your entering into the Agreement and Plan of Merger dated as of September 29, 1998 with OTI Acquisition Corp. and Wolters Kluwer U.S. Corporation, we hereby unconditionally guarantee the payment obligations of OTI Acquisition Corp. and Wolters Kluwer U.S. Corporation under that Agreement.


                                                  Sincerely,

                                                  WOLTERS KLUWER nv



                                                  By: /s/ PETER W. VAN WEL
                                                      --------------------------
                                                      Peter W. van Wel
                                                      Member, Executive Board

Agreed and Accepted:

OVID TECHNOLOGIES, INC.



By: /s/ MARK L. NELSON
    -----------------------
    Name: Mark L. Nelson
    Its:  President